THE BANK OF NEW
YORK
NEW YORKS FIRST BANK  FOUNDED 1784 BY
ALEXANDER HAMILTON
101 BARCLAY STREET, NEW YORK, N.Y. 10286
AMERICAN DEPOSITARY RECEIPTS

September 30, 2005

SECURITIES & EXCHANGE COMMISSION
450 Fifth Street, NW
Washington, DC 20549
Attn.: Document Control
RE: American Depositary Shares evidenced by the American Depositary Receipts each representing one Ordinary Shares of CSK
Corporation
(Form F6 File No. 3380604)


Ladies and Gentlemen:

Pursuant to Rule 424(b)(3) under the Securities
Act of 1933, as amended, on behalf of The Bank of New York, as Depositary for securities against which American Depositary Receipts are to be issued, we attach a copy of the new prospectus (Prospectus) reflecting the change in name to CSK Holdings Corporation of ordinary shares represented by one American Depositary
Share (the Ratio).

As required by Rule 424(e), the upper right hand corner of the Prospectus cover page has a reference to Rule 424(b)(3) and to the file number of the registration statement to which the Prospectus relates.

Pursuant to Section III B of the General
Instructions to the Form F6 Registration
Statement, the Prospectus consists of the ADR certificate with revised name change for CSK
Corporation.

The Prospectus has been revised to reflect the new name from CSK Corporation to CSK
Holdings corporation.

 EFFECTIVE October 3 2005, THE
COMPANYS NAME HAS CHANGED
FROM CSK CORPORATION TO CSK
HOLDINGS CORPORATION

Please contact me with any questions or
comments at 212 8158223


Anita Sung
Assistant Vice President
The Bank of New York  ADR Division



Encl.

CC: Paul Dudek, Esq. (Office of International
Corporate Finance)



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